POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of CCB Financial Corporation, and the several undersigned officers and directors thereof whose signatures appear below hereby makes, constitutes and appoints Ernest C. Roessler and W. Harold Parker, Jr. or either of them, its and his or her true and lawful attorneys, with full power of substitution to execute, deliver and file in its, his or her name and on its, his or her behalf, and in each of the undersigned Officer's and Director's capacity or capacities as shown below, (a) Registration Statements on Form S-8 (or other appropriate form) with respect to the registration under the Securities Act of 1933, as amended, of the shares of Common Stock of CCB Financial Corporation, par value $5.00 per share, and the related Series A Junior Participating Preferred Stock Purchase Rights to be issued pursuant to the CCB Financial Corporation Long-Term Incentive Plan and all documents in support thereof or supplemental thereto and any and all amendments, including any and all post-effective amendments, to the foregoing (hereinafter called the "Registration Statement"), (b) such registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statement; each of CCB Financial Corporation and said Officers and Directors hereby grants to said attorneys, or any of them, full power and authority to do and perform each and every act and thing whatsoever as said attorney may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as CCB Financial Corporation might or could do, and in each of said capacity or capacities as aforesaid; and each of CCB Financial Corporation and said Officers and Directors hereby ratifies and confirms all acts and things which said attorneys might do or cause to be done by virtue of this power of attorney and its, his or her signatures as the same may be signed by said attorneys to any of all of such Registration Statement filed under the Securities Act of 1933, as amended, and all such registration statements, petitions, applications, consents to service of process and other instruments, and any and all documents in support thereof or amendatory or supplemental thereto, filed under such securities laws, regulations and requirements as may be applicable.

     IN WITNESS WHEREOF, CCB Financial Corporation has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors in the capacity or capacities noted has hereunto set his or her hand on the date indicated below.

                                CCB FINANCIAL CORPORATION

                                By: /s/ ERNEST C. ROESSLER
                                    Ernest C. Roessler
                                    Vice Chairman, President and
                                    Chief Executive Officer

                               Dated:  March 10,  1998


/s/ ERNEST C. ROESSLER        Vice Chairman and President March 10, 1998
Ernest C. Roessler            (Chief Executive Officer)


/s/ WILLIAM L. ABERCROMBIE, JR.Vice Chairman             March 10, 1998
William L. Abercrombie, Jr.


/s/ JOHN M. BARNHARDT          Director                  March 10, 1998
John M. Barnhardt


/s/ J. HARPER BEALL, III       Director                  March 10, 1998
J. Harper Beall, III


/s/ JAMES B. BRAME, JR.        Director                  March 10, 1998
James B. Brame, Jr.


/s/ TIMOTHY B. BURNETT         Director                  March 10, 1998
Timothy B. Burnett


/s/ W. L. BURNS, JR.           Chairman of the           March 10, 1998
W. L. Burns, Jr.               Board of Directors


/s/ BLAKE P. GARRETT, JR.      Director                  March 10, 1998
Blake P. Garrett, Jr.



                               Director                  March ___, 1998
Edward S. Holmes


                               Director                  March ___, 1998
Bonnie McElveen-Hunter


                               Vice Chairman             March ___, 1998
David B. Jordan


                               Director                  March ___, 1998
C. Dan Joyner


/s/ OWEN G. KENAN              Director                  March 10, 1998
Owen G. Kenan


                               Director                  March ___, 1998
Eugene J. McDonald


/s/ HAMILTON W. MCKAY, JR.     Director                  March 10, 1998
Hamilton W. McKay, Jr., M.D.


                               Director                  March ___, 1998
George J. Morrow


/s/ ERIC B. MUNSON             Director                  March 10, 1998
Eric B. Munson


                               Director                  March ___, 1998
Dr. David E. Shi


/s/ MILES J. SMITH, JR.        Director                  March 10, 1998
Miles J. Smith, Jr.


                               Director                  March ___, 1998
Jimmy K. Stegall


/s/ H. ALLEN TATE, JR.         Director                  March 10, 1998
H. Allen Tate, Jr.



/s/ JAMES L. WILLIAMSON       Director                   March 10, 1998
James L. Williamson


/s/ PHAIL WYNN, JR.           Director                   March 10, 1998
Dr. Phail Wynn, Jr.


/s/ ROBERT L. SAVAGE, JR.     Senior Vice President     March 10, 1998
Robert L. Savage, Jr.         and Chief Financial
                              Officer

/s/ W. HAROLD PARKER, JR.     Senior Vice President     March 10, 1998
W. Harold Parker, Jr.         and Controller (Chief
                              Accounting Officer)